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                                  EXHIBIT 3(A)
                                  ------------

         CERTIFICATE OF AMENDMENT OF THE CERTIFICATE OF INCORPORATION
         ------------------------------------------------------------
                OF LIFE TECHNOLOGIES, INC. DATED APRIL 14, 1998
               -----------------------------------------------

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                                                                    EXHIBIT 3(A)

                          CERTIFICATE OF AMENDMENT OF
                      THE CERTIFICATE OF INCORPORATION OF
                            LIFE TECHNOLOGIES, INC.

          LIFE TECHNOLOGIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors of the Corporation held on February 10, 1998, the Board of Directors of the Corporation duly adopted a resolution setting forth a proposed amendment to Article EIGHTH of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate"), declaring said amendment to be advisable and directing that the proposed amendment be placed before the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

               RESOLVED, that Article EIGHTH, subsection (3)(ii), of the Certificate be amended to read in its entirety in the form attached hereto as Attachment A;

          SECOND: That thereafter, pursuant to resolution of the Board of Directors of the Corporation, the annual meeting of stockholders of the Corporation was duly called and held, at which meeting the necessary number of stockholders as required by statute and by the Certificate voted in favor of and approved said amendment to the Certificate.

          THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, LIFE TECHNOLOGIES, INC. has caused this certificate to be signed by its President and attested by its Secretary, who hereby affirm, under penalties of perjury, that this certificate is the act and deed of the Corporation and that the facts stated herein are true.


Date:  April 14, 1998              /s/ J. Stark Thompson
                                   -----------------------------------
                                   J. Stark Thompson
                                   President

ATTEST:


/s/ Joseph C. Stokes, Jr
------------------------
Joseph C. Stokes, Jr.
Secretary

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                                                         EXHIBIT 3(A) - PAGE TWO

                                                                    ATTACHMENT A

          (ii) The term "Business Combination with a Related Person" shall mean
(a) the consolidation or merger of the Corporation or any Subsidiary with or into any "Related Person" (as hereinafter defined) or any other corporation (whether or not itself a Related Person) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of a Related Person, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one or a series of transactions) to or with any Related Person or any Affiliate of a Related Person of any Substantial Part of the assets or business of the Corporation or any Subsidiary, (c) any sale, lease, exchange, mortgage, pledge, transfer or other disposition, of all or any Substantial Part of the assets of a Related Person or an Affiliate of a Related Person to the Corporation or a Subsidiary, (d) the issuance or transfer by the Corporation or a Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Related Person or any Affiliate of any Related Person, except the issuance of shares of Common Stock of the Corporation to The Dexter Corporation pursuant to the terms of a Merger Agreement, dated September 1, 1983, between the Corporation and Bethesda Research Laboratories, Inc., (e) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving a Related Person), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Related Person or any Affiliate of any Related Person, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock by the Corporation, (f) a Combination or Majority Share Acquisition involving a Related Person in which the Corporation is the Acquiring Corporation and its Common Stock is issued or transferred in connection with such Combination or Majority Share Acquisition, and (g) any agreement, contract or other arrangement providing for any of the transactions described in this definition of Business Combination with a Related Person.

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